SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                               (Amendment No. __)


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       Rule 14a-6(e)(2))

[ X ]  Definitive Proxy Statement

[   ]  Definitive Additional Materials

[   ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
       Section 240.14a-12

                        KINDERCARE LEARNING CENTERS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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
                                     [LOGO]

                        KinderCare Learning Centers, Inc.

                              2400 Presidents Drive
                            Montgomery, Alabama 36116

                          825 NE Multnomah, Suite 1050
                             Portland, Oregon 97232

                                                              September 25, 1997

Dear Stockholders:

     You are cordially invited to attend the 1997 Annual Meeting of Stockholders of KinderCare Learning Centers, Inc. which will be held at 825 NE Multnomah, Suite 1050, Portland, Oregon, on the 11th day of November, 1997, at 9:00 a.m. local time.

     The matters to be considered and voted upon this year are explained in the accompanying Proxy Statement. Even if you are planning to attend the meeting, please complete the enclosed proxy card and return it to us so that your shares may be voted. You will still be able to vote your shares in person if you attend the meeting.

     Affiliates of Kohlberg, Kravis, Roberts & Co., a private investment firm ("KKR"), own approximately 83.6% of KinderCare's Common Stock and have advised KinderCare that they intend to vote their shares of Common Stock in favor of the matters specified in the Proxy Statement. Accordingly, approval of such matters by the Stockholders of KinderCare is assured.

     If you have any questions about the Proxy Statement, please contact Eva M. Kripalani, Vice President, General Counsel and Secretary of the Company at (503) 872-1325.

                                       Sincerely,

                                       DAVID J. JOHNSON

                                       DAVID J. JOHNSON
                                       Chief Executive Officer and
                                       Chairman of the Board

                        KINDERCARE LEARNING CENTERS, INC.
                              2400 Presidents Drive
                            Montgomery, Alabama 36116

                          825 NE Multnomah, Suite 1050
                             Portland, Oregon 97232

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         to be held on November 11, 1997

     Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of KinderCare Learning Centers, Inc. (the "Company"), will be held at 825 NE Multnomah, Suite 1050, Portland, Oregon, on November 11, 1997, at 9:00 a.m. local time:

          1. To elect seven directors to serve until the 1998 Annual Meeting of Stockholders;

          2. To ratify the selection of Deloitte & Touche, LLP as independent auditors to serve for the fiscal year ending May 29, 1998;

          3. To approve the 1997 Stock Purchase and Option Plan for Key Employees of KinderCare Learning Centers, Inc. and Subsidiaries; and

          4. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     Only those Stockholders of record at the close of business on September 22, 1997, are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. A complete list of Stockholders entitled to vote at the Annual Meeting will be available at the offices of the Company during the 10 days prior to the Annual Meeting.


                                       By Order of the Board of Directors,

                                       EVA M. KRIPALANI

                                       EVA M. KRIPALANI
                                       Secretary
Portland, Oregon
September 25, 1997

     WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING IN PERSON, PLEASE VOTE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE. IF YOU DO ATTEND THE MEETING YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                        KINDERCARE LEARNING CENTERS, INC.
                              2400 Presidents Drive
                            Montgomery, Alabama 36116

                          825 NE Multnomah, Suite 1050
                             Portland, Oregon 97232

                                                              September 25, 1997

                                 Proxy Statement
                       For Annual Meeting of Stockholders
                         to be Held on November 11, 1997

                                  INTRODUCTION

     This Proxy Statement is furnished to Stockholders of KinderCare Learning Centers, Inc., a Delaware corporation ("KinderCare" or the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors from holders of the outstanding shares of common stock of the Company ("Common Stock") for use at the Annual Meeting of Stockholders of the Company to be held at 825 NE Multnomah, Suite 1050, Portland, Oregon, on November 11, 1997, at 9:00 a.m., local time, and at any adjournments thereof (the "Annual Meeting").

     The Annual Meeting will be held for the following purposes: (i) to elect seven directors to serve until the 1998 Annual Meeting of Stockholders; (ii) to ratify the selection of Deloitte & Touche LLP as independent auditors for the fiscal year ending May 29, 1998; (iii) to approve the 1997 Stock Purchase and Option Plan for Key Employees of KinderCare Learning Centers, Inc. and Subsidiaries (the "1997 Plan"); and (iv) to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     The Company's mailing address and the location of its principal executive offices is 2400 Presidents Drive, Montgomery, Alabama 36116. The Company is in the process of relocating its principal executive offices to Portland, Oregon and expects the relocation to be complete prior to the Annual Meeting. This Proxy Statement and the accompanying Proxy are first being mailed to Stockholders of the Company on or about September 25, 1997.

     On October 3, 1996, the Company and KCLC Acquisition Corp. ("KCLC") entered into an Agreement and Plan of Merger (the "Merger Agreement"). KCLC was a wholly owned subsidiary of KLC Associates, L.P. (the "Partnership"), a partnership formed at the direction of Kohlberg Kravis Roberts & Co., a private investment firm ("KKR"). Pursuant to the Merger Agreement, on February 13, 1997, KCLC was merged with and into the Company (the "Merger"), with the Company continuing as the surviving corporation. Upon completion of the Merger, affiliates of KKR owned 7,828,947 shares, or approximately 83.6%, of the Company's Common Stock outstanding after the Merger.

     Only holders of Common Stock at the close of business on September 22, 1997 will be entitled to receive notice of and to vote at the Annual Meeting. On that date, the Company had outstanding and entitled to vote 9,368,421 shares of Common Stock. Each share of Common Stock is entitled to one vote on each matter to be voted on at the Annual Meeting. The Common Stock does not have cumulative voting rights.

     The presence, in person or by proxy, at the Annual Meeting of the holders of at least a majority of the shares entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Broker non-votes will be counted for purposes of determining whether or not a quorum is present at the meeting but will not be considered to have been voted in favor of any matter and will be disregarded in determining the outcome of the vote on any proposal. Abstentions will be counted as present for the purposes of determining whether a quorum is present but will not be counted as votes cast in favor of any proposal and will have the same effect as votes against the ratification of the selection of independent accountants and approval of the 1997 Plan. Directors are elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting. The affirmative vote of a majority of the votes cast is required for the ratification of the selection of independent accountants, approval of the 1997 Plan and the approval of any other matter that may be proposed at the Annual Meeting.

     Shares of Common Stock which are entitled to vote and are represented by a proxy properly signed and received at or prior to the Annual Meeting, unless subsequently properly revoked, will be voted in accordance with the instructions indicated thereon. If a proxy is signed and returned without indicating any voting instructions, shares of Common Stock represented by such proxy will be voted FOR the election of all nominees for director of the Company, FOR the ratification of the auditors proposal and FOR the proposal to approve the 1997 Plan. The Board of Directors is not currently aware of any business to be acted upon at the Annual Meeting other than as described in this Proxy Statement. If, however, other matters are properly brought before the Annual Meeting or any adjournments or postponements thereof, the persons appointed as proxies will have the discretion to vote or act thereon in accordance with their best judgment, unless authority to do so is withheld in the proxy.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the shares represented by such proxy are voted at the Annual Meeting by (i) attending and voting in person at the Annual Meeting,
(ii) giving notice of revocation of the proxy at the Annual Meeting, or (iii) delivering to the Secretary of the Company (a) a written notice of revocation or
(b) a duly executed proxy relating to the same shares and matters to be considered at the Annual meeting, bearing a date later than the proxy previously executed. Attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy. All written notices of revocation and other communications with respect to revocation of proxies should be addressed as follows: KinderCare Learning Centers, Inc., 825 NE Multnomah, Suite 1050, Portland, Oregon, 97232, Attention: Secretary, and must be received before the taking of the votes at the Annual Meeting.


                                   PROPOSAL I
                              ELECTION OF DIRECTORS

     The Company's Board of Directors has nominated David J. Johnson, Nils P. Brous, Stephen A. Kaplan, Henry R. Kravis, Clifton S. Robbins, George R. Roberts and Sandra W. Scarr, Ph.D. for election as directors to hold office until the 1998 Annual Meeting of Stockholders of the Company or until their successors shall have been elected or appointed (as the case may be) and qualified. Each nominee is now a member of the Board of Directors of the Company. If, for any reason, any of said nominees becomes unavailable for election, the holders of the proxies may exercise discretion to vote for substitutes proposed by the Board of Directors. Management has no reason to believe that the persons named will be unable to serve if elected or decline to do so.

     If a Stockholder wishes to withhold authority to vote for any nominee, such Stockholder can do so by following the directions set forth on the enclosed Proxy or on the ballot to be distributed at the Annual Meeting, if such Stockholder wishes to vote in person. The persons named in the enclosed proxy will vote the shares of Common Stock covered by such proxy for the election of the nominees set forth below, unless instructed to the contrary.

              CERTAIN INFORMATION CONCERNING NOMINEES AND DIRECTORS

     The following table sets forth the names of the nominees, their ages, the year in which each was first elected a director, their positions with the Company, their principal occupations and employers for at least the last five years and any other directorships held by them in companies that are subject to the reporting requirements of the Securities Exchange Act of 1934 or any company registered as an investment company under the Investment Company Act of 1940. For information concerning membership on committees of the Board of Directors, see "Meetings of the Board of Directors and Committees" below. For information concerning directors' ownership of Common Stock, see "Security Ownership of Certain Beneficial Owners" below.

                          MEMBERS OF BOARD OF DIRECTORS
                         NOMINATED TO CONTINUE IN OFFICE

                                    Position with Company, Principal
Name and Year First                 Occupation During at Least the
Elected Director          Age       Last Five Years, and Other Directorships
-------------------       ---       ----------------------------------------

David J. Johnson          51        Mr. Johnson joined the Company as Chief
(1997)                              Executive Officer and Chairman of the Board
                                    in February 1997. Between September 1991 and
                                    November 1996, Mr. Johnson served as
                                    President, Chief Executive Officer and
                                    Chairman of the Board of Red Lion Hotels,
                                    Inc. (formerly a KKR affiliate) or its
                                    predecessor. From 1989 to September 1991,
                                    Mr. Johnson was a general partner of Hellman
                                    & Freidman, a private equity investment firm based in San Francisco.

Nils P. Brous             32        Mr. Brous has served as a director since
(1997)                              February 1997. Mr. Brous has been, since
                                    1992, an executive of KKR. Prior to that time, he was an associate at Goldman, Sachs
                                    & Co. Mr. Brous is a director of Bruno's,
                                    Inc., Randalls Food Markets, Inc. and
                                    Canadian General Insurance Group Limited.

Stephen A. Kaplan         37        Mr. Kaplan has served as a director since
(1996)                              January 1996. He has been a Principal of
                                    Oaktree Capital Management, LLC ("Oaktree") since 1995. Oaktree provides investment management credit services pursuant to a sub-advisory agreement with TCW Asset
                                    Management Company, the general partner of TCW Special Credits Fund V--The Principal
                                    Fund. Mr. Kaplan was a Managing Director of
                                    Trust Company of the West from 1993 to 1995.
                                    Prior thereto, Mr. Kaplan was a partner with the law firm of Gibson, Dunn & Crutcher. Mr.
                                    Kaplan is a director of Acorn Products, Inc.
                                    and Decorative Home Accents, Inc.

Henry R. Kravis           53        Mr. Kravis has served as a director since
(1997)                              February 1997. Mr. Kravis is a Founding
                                    Partner of KKR and effective January 1, 1996 he became a managing member and member of the Executive Committee of the limited liability company which serves as the general partner of KKR. He is also a director of AutoZone, Inc., Borden, Inc.,
                                    Bruno's, Inc., Flagstar Companies, Inc.,
                                    Flagstar Corporation, The Gillette Company,
                                    IDEX Corporation, K-III Communications
                                    Corporation, Merit Behavioral Care
                                    Corporation, Newsquest Capital plc,
                                    Owens-Illinois, Inc., Owens-Illinois Group,
                                    Inc., Safeway, Inc., Sotheby's Holdings,
                                    Inc., Union Texas Petroleum Holdings, Inc., and World Color Press, Inc.

Clifton S. Robbins        38        Mr. Robbins has served as a director since
(1997)                              February 1997. Mr. Robbins was a General
                                    Partner of KKR from January 1, 1995 until
                                    January 1, 1996 when he became a member of the limited liability company which serves as the general partner of KKR. Prior to that, he was an executive of that company.
                                    Mr. Robbins is a director of AEP Industries
                                    Inc., Borden Inc., Borden Chemicals &
                                    Plastics, L.P., IDEX Corporation and
                                    Newsquest Capital plc.

George R. Roberts         54        Mr. Roberts has served as a director since
(1997)                              February 1997. Mr. Roberts is a Founding
                                    Partner of KKR and effective January 1, 1996 he became a managing member and member of the Executive Committee of the limited liability company which serves as the general partner of KKR. He is also a director of AutoZone, Inc., Borden, Inc.,
                                    Bruno's, Inc., Flagstar Companies Inc.,
                                    Flagstar Corporation, IDEX Corporation,
                                    K-III Communications Corporation, Merit
                                    Behavioral Care Corporation, Newsquest
                                    Capital plc, Owens-Illinois, Inc.,
                                    Owens-Illinois Group, Inc., Safeway, Inc.,
                                    Union Texas Petroleum Holdings, Inc., and
                                    World Color Press, Inc.

Sandra W. Scarr, Ph.D.    60        Dr. Scarr was elected a Director in June
(1990)                              1990 and served as Chairman from July 1994
                                    until February 1997 and as Chief Executive
                                    Officer of the Company from June 1995 until February 1997. She was a Commonwealth
                                    Professor, Department of Psychology of the University of Virginia, from September 1983 until joining the Company.

Messrs. Kravis and Roberts are first cousins.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     Board of Directors. The business and affairs of the Company are under the general management of the Board of Directors as provided by the laws of Delaware and the Bylaws of the Company. The Company has standing Executive, Audit and Compensation Committees. The Company does not have a Nominating Committee.

     The Board of Directors met four times during the 1997 fiscal year. Each director, during the period he or she was a director, attended at least 75% of the meetings of the Board of Directors and Board committees.

     Executive Committee. The members of the Executive Committee are David J. Johnson, Clifton S. Robbins and Nils P. Brous. The Executive Committee exercises the authority of the Board of Directors, to the extent permitted by law, in the management of the business of the Company between meetings of the Board of Directors. The Executive Committee held no meetings during the 1997 fiscal year.

     Audit Committee. The members of the Audit Committee are Nils P. Brous and Clifton S. Robbins. The Audit Committee reviews and makes recommendations to the Board of Directors regarding the selection of independent auditors, the annual audit of the Company's financial statements and the Company's internal controls, accounting practices and policies. The Audit Committee held no meetings during the 1997 fiscal year.

     Compensation Committee. The members of the Compensation Committee are Clifton S. Robbins, Nils P. Brous and Henry R. Kravis. The Compensation Committee is responsible for reviewing and making recommendations to the Board of Directors related to salaries, wages, bonuses, stock options, and other benefits for the officers of the Company. The Compensation Committee is also responsible for administering executive compensation plans as authorized by the Board of Directors. The Compensation Committee held one meeting during the 1997 fiscal year.

COMPENSATION OF DIRECTORS

     During the period from June 1, 1996 to February 13, 1997, non-employee directors received, as direct compensation for their services as directors, $12,000 in annual base compensation, $2,500 per regular or special directors' meeting attended in person, $1,000 per regular or special directors' meeting attended via conference call, $1,000 for serving as a committee chairman, $1,000 per committee meeting attended in person, $500 per committee meeting attended via conference call, and $2,000 for serving as Lead Director. Following the Merger, non-employee directors of the Company received an annual retainer of $30,000, paid in quarterly installments. Directors who are employees of the Company were not paid any additional compensation for their service as directors. All directors were reimbursed for travel and other expenses incurred in connection with the performance of their duties.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of August 29, 1997 certain information concerning ownership of shares of Common Stock by: (i) persons who are known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each director of the Company; (iii) each person named in the Summary Compensation Table; and (iv) all directors and executive officers of the Company as a group.

                                                  Beneficial      Percentage of
                                                 Ownership of         Class
Name of Beneficial Owner                         Common Stock     Outstanding (a)
------------------------                         ------------     --------------
KKR-KLC L.L.C. (and certain
affiliated entities)
c/o Kohlberg Kravis Roberts
& Co., L.P.                                         7,828,947         83.6%
    9 West 57th Street
    New York, NY  10019(b)

The TCW Group, Inc. (and
certain affiliated entities
("TCW"))                                              949,244         10.1%
    865 South Figueroa Street
    Los Angeles, CA  90017(c)

Henry R. Kravis (b)                                        --           --

George R. Roberts (b)                                      --           --

Clifton S. Robbins (b)                                     --           --

Nils P. Brous (b)                                          --           --

Stephen A. Kaplan (c)                                      --           --

Sandra W. Scarr, Ph.D                                      --           --

David J. Johnson (d)(e)                               157,895          1.7%

Philip L. Maslowe (f)                                  14,363           *

William E. Bailey                                          --           --

Rebecca S. Bryan                                           --           --

Robert H. Fries                                            --           --

Jerry B. Hill                                              --           --

All directors and executive
officers as a group (17
persons) (b)(c)(d)(e)                                 157,895          1.7%

----------------------

*    Less than one percent

                                       6

(a) The amounts and percentage of Common Stock beneficially owned are reported on the basis of regulations of the Commission governing the determination of beneficial ownership of securities. Under the rules of the Commission, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he has no economic interest. The percentage of class outstanding is based on the 9,368,421 shares of Common Stock outstanding as of August 29, 1997.

(b) Shares of Common Stock shown as beneficially owned by KKR-KLC L.L.C. are held by the Partnership. KKR-KLC L.L.C. is the sole general partner of KKR
     Associates (KLC). KKR Associates (KLC), a limited partnership, is the sole general partner of the Partnership and possesses sole voting and investment power with respect to such shares. KKR-KLC L.L.C. is a limited liability company, the members of which are Messrs. Henry R. Kravis, George R.
     Roberts, Robert I. MacDonnell, Paul E. Raether, Michael W. Michelson, James
     H. Greene, Jr., Michael T. Tokarz, Perry Golkin, Clifton S. Robbins, Scott
     M. Stuart and Edward A. Gilhuly. Messrs. Kravis and Roberts are members of the Executive Committee of KKR-KLC L.L.C. Messrs. Kravis, Roberts and
     Robbins are also directors of the Company. Mr. Nils P. Brous is a limited partner of KKR Associates (KLC) and is also a director of the Company. Each of such individuals may be deemed to share beneficial ownership of the shares shown as beneficially owned by KKR-KLC L.L.C. Each of such individuals disclaims beneficial ownership of such shares. KKR Partners II, L.P. owns 1.1% of the outstanding Common Stock.

(c)  As of August 29, 1997, TCW beneficially owned 949,244 shares of Common
     Stock, or 10.1% of the shares of Common Stock outstanding on such date. TCW and certain of its affiliates have voting and dispositive powers over such shares as an investment manager on behalf of TCW Special Credits Fund V-The
     Principal Fund (the "Principal Fund"). In addition, Oaktree is an investment subadvisor with respect to the Principal Fund. Stephen A. Kaplan is a director of the Company. To the extent Mr. Kaplan, on behalf of Oaktree or affiliates of TCW, as applicable, participates in the process to vote or dispose of any such shares, Mr. Kaplan may be deemed under such circumstances for the purpose of Section 13 of the Exchange Act to be the beneficial owner of such shares. Mr. Kaplan disclaims beneficial ownership of all shares beneficially held by Oaktree and TCW.

(d) Does not include shares of Common Stock that may be reserved for options and other stock purchase rights that are anticipated to be granted to management under the 1997 Plan.

(e) Following the Merger, Mr. Johnson purchased 157,895 shares of Common Stock, which are subject to restrictions on transfer, at a purchase price of $19.00 per share. In accordance with such purchase, Mr. Johnson was granted options to acquire an additional 421,053 shares of Common Stock, subject to Stockholder approval, at an exercise price of $19.00 per share.

(f)  Comprised of 1,064 shares of Common Stock held in a trust of which Mr.
     Maslowe is the trustee and 13,299 shares of Common Stock held jointly with Mr. Maslowe's spouse. Mr. Maslowe disclaims beneficial ownership of the shares of Common Stock held in the trust.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors of the Company (the "Committee"), whose members are listed below, is composed entirely of non-employee Directors. The Committee reviews and makes recommendations to the Board of Directors regarding compensation arrangements for executive officers and has developed compensation policies for the Company's executives. The Committee is also responsible for administering executive compensation plans as authorized by the Board of Directors.

     The compensation policies of the Company seek to enhance the profitability of the Company with an appropriate balance between long-term and short-term profitability goals and to assure the ability of the Company to attract and retain executive employees with competitive compensation. The compensation program of the Company seeks specifically to motivate the executives of the Company to achieve objectives which benefit the Company within their respective areas of responsibility, with particular emphasis on continued growth in revenues, expense control, operating efficiency, and the ultimate realization of profits for the Company, approximately equal weight being given to each of these criteria in evaluating performance.

     Base salary levels for the Company's executive officers, including the Chief Executive Officer, are set so that the overall cash compensation package for executive officers, including bonus opportunity, compares favorably to companies with which the Company competes for executive talent. In determining salaries, the Compensation Committee also takes into account a number of factors, which primarily include individual experience and performance, the officer's level of responsibility, the cost of living and historical salary levels. The measures of individual performance considered include, to the extent applicable to an individual executive officer, a number of quantitative and qualitative factors such as the Company's historical and recent financial performance, the individual's achievement of particular nonfinancial goals within his or her responsibility, and other contributions made by the officer to the Company's success. The Compensation Committee has not found it practicable to, and has not attempted to, assign relative weights to the specific factors considered in determining base salary levels, since the specific factors used may vary among officers. As is typical for most companies, payment of base salary amounts generally is not conditioned upon the achievement of any specific, pre-determined performance targets.

     In addition to base salary, each executive, including the Chief Executive Officer, is eligible to participate in an annual incentive program. For fiscal 1997, awards under the annual incentive program were based entirely on Company performance and there were no payouts made to executive officers under the program. However, small discretionary bonuses were awarded based upon a subjective determination of the overall contribution of such officers to Company performance.

     For fiscal 1998, the Chief Executive Officer's annual incentive target is 60% of his annual salary. The annual incentive target for other executive officers ranges from 30% to 45% of annual salary. Awards under the annual incentive program are based 90% on Company performance (achievement of targeted earnings before interest, taxes, depreciation and amortization) and 10% on achievement of individual objectives.

     The long-term component of the Company's executive compensation package consists of an equity component to be provided pursuant to the 1997 Plan, which is being submitted for Stockholder approval in this proxy statement. See "Proposal III: Approval of 1997 Plan." The 1997 Plan is designed to provide stock-based incentives in the form of stock options generally coupled with a requirement that participants invest their own personal resources in the stock of the Company. The objective of the 1997 Plan has been to align the interests of executive employees with those of the Company's Stockholders.

     The compensation of David J. Johnson, the Company's Chief Executive Officer following the Merger, and the compensation of Sandra L. Scarr W. Scarr, Ph. D., the Company's former Chief Executive Officer, were based on factors applicable to the Company's executive officers, discussed above, as well as certain subjective factors, including the leadership provided by each of them in their role as Chief Executive Officer.

     Legislation enacted in 1993 imposes certain limits on the tax deductibility of executive compensation. The Committee's policy is to maximize the tax deductibility of executive compensation to the extent consistent with its responsibility to effectively compensate executives based on performance.

                   Compensation Committee Report Submitted By:
                                 Henry R. Kravis
                               Clifton S. Robbins
                                  Nils P. Brous


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Following the Merger, the Board of Directors of the Company approved the appointment of a Compensation Committee composed of Henry R. Kravis, Clifton S. Robbins and Nils P. Brous. Messrs. Kravis and Robbins are general partners of KKR and Mr. Brous is an executive of KKR. See "Certain Transactions."

     The Company, from time to time, has made loans or advances to its executive officers, primarily for relocation expenses. On August 14, 1995, the Company loaned Dr. Sandra W. Scarr, Chief Executive Officer and Chairman of the Board the amount of $125,000. No interest accrued on this loan and $107,000 was repaid to the Company in August of 1996. The balance of the loan was forgiven by the Company pursuant to Dr. Scarr's relocation package.

SUMMARY COMPENSATION TABLE

     The following table presents certain summary information concerning compensation paid or accrued by the Company for services rendered in all capacities for the fiscal year ended May 30, 1997, the fiscal year ended May 31, 1996, and the fiscal year ended June 2, 1995, for (i) David J. Johnson, the Chief Executive Officer and Chairman of the Board of Directors of the Company, and each of the other four most highly compensated executive officers of the Company (determined as of May 30, 1997); (ii) Sandra W. Scarr, Ph.D., who was succeeded as Chief Executive Officer and Chairman of the Board of Directors by Mr. Johnson and (iii) Mr. Philip J. Maslowe, who resigned as an executive officer of the Company effective May 9, 1997.

                                                                                      Long Term
                                                                                    Compensation
                                                                                       Awards
                                            Annual Compensation                     ------------
                             ---------------------------------------------------     Securities
Name and                     Fiscal                                 Other Annual     Underlying             All Other
Principal Position             Year       Salary        Bonus       Compensation      Options(#)         Compensation
------------------           ------       ------        -----       ------------     ----------          ------------
David J. Johnson (a)           1997    $ 175,385    $ 105,231              --        421,053(b)         $       --
Chief Executive Officer and    1996           --           --              --             --                    --
Chairman of the Board          1995           --           --              --             --                    --

Sandra W.  Scarr, Ph.D.        1997    $ 424,238    $ 375,000(c)    $  31,113(d)          --            $  597,900(e)
Former Chief Executive         1996      339,242      151,637(f)           --             --                12,064(h)
Officer and Chairman of the    1995           --           --              --        100,000(g)                 --
Board

Philip L. Maslowe (i)          1997    $ 276,306    $ 250,000(c)           --             --            $1,032,609(j)
Former Executive Vice          1996      226,923       63,000              --             --                11,361(h)
President and Chief            1995      211,288       90,000          97,683(k)      25,000(f)                 --
Financial Officer

Rebecca S.  Bryan (l)          1997    $ 104,035    $ 105,000(c)           --             --               $90,000(e)
Former Vice President,         1996       98,484       24,555              --             --                    --
General Counsel and            1995       90,019       20,475              --             --                    --
Corporate Secretary

Jerry B. Hill (m)              1997    $  98,522    $  15,000(c)           --             --              $150,300(n)
Former Vice President, Human   1996       90,692       20,356              --             --                    --
Resources                      1995       85,173       19,345              --             --                    --

William E. Bailey (n)          1997    $  90,836    $ 108,500(c)           --             --               $54,000(e)
Former Vice President,         1996       84,980       20,739              --             --                    --
Controller                     1995       78,057       18,225              --             --                    --

Robert H. Fries (p)            1997    $  82,351     $57,500(c)            --             --               $32,000(e)
Vice President and             1996       98,280      24,344               --         10,000(g)                 --
Treasurer                      1995           --                           --             --                    --

                                       10

--------------

(a) Mr. Johnson became Chief Executive Officer and Chairman of the Board effective February 13, 1997.
(b)  Stock options granted under the 1997 Plan, subject to Stockholder approval.
(c) Amounts shown include bonus paid in connection with completion of the Merger as follows: Sandra W. Scarr, Ph.D., $375,000; Philip L. Maslowe,
     $250,000; Rebecca S. Bryan, $100,000; William E. Bailey, $100,000; and
     Robert H. Fries, $50,000.
(d)  Payment of relocation expenses.
(e) Payment made in connection with cancellation of stock options granted under the Company's 1993 Stock Option and Incentive Plan. See "Employment
     Agreements and Severance Arrangements" for a description of certain payments to be made to Dr. Scarr in connection with her retirement.
(f) Includes payment of a signing bonus in the amount of $29,137 pursuant to Dr. Scarr's employment agreement.
(g)  Stock options granted under the Company's 1993 Stock Option and Incentive
     Plan. All such options that remained unexercised were cancelled and exchanged for payment in the Merger.
(h)  Term life insurance premiums paid by the Company.
(i)  Mr. Maslowe resigned his positions with the Company effective May 9, 1997.
(j)  This amount includes $500,000 in severance benefits paid pursuant to Mr.
     Maslowe's employment agreement, $530,750 paid to Mr. Maslowe in connection with cancellation of stock options granted under the Company's 1993 Stock
     Option and Incentive Plan and $1,859 in term life insurance premiums paid by the Company. See "Employment Agreements and Severance Arrangements."
(k) Payment of relocation expenses in the amount of $92,665 and the value of the personal use of an automobile in the amount of $5,018.
(l) Ms. Bryan resigned her positions with the Company effective August 15, 1997.
(m)  Mr. Hill resigned his position with the Company effective June 1, 1997.
(n) This amount includes $96,300 in severance benefits paid to Mr. Hill pursuant to a severance agreement and $54,000 paid to Mr. Hill in connection with cancellation of stock options granted under the Company's
     1993 Stock Option and Incentive Plan. See "Employment Agreements and
     Severance Arrangements."
(o) Mr. Bailey resigned his positions with the Company effective August 29, 1997.
(p) Mr. Fries will resign his positions with the Company effective October 3, 1997.

STOCK OPTION PLANS

     Prior to the Merger, the Company maintained a 1993 Stock Option and Incentive Plan (the "Pre-Merger Option Plan") for its employees and a Director Stock Option Plan for its non-employee directors (the "Pre-Merger Director Plan" and, together with the Pre-Merger Employee Plan, the "Pre-Merger Plans"). In connection with the Merger, all options granted under the Pre-Merger Plans vested and the Pre-Merger plans were terminated.

     Effective February 14, 1997, the Board of Directors approved the establishment of the 1997 Plan. See "Proposal III: Approval of 1997 Plan. Following the Merger, under the 1997 Plan, the Company awarded stock options to David J. Johnson. See "Proposal III: Approval of 1997 Plan--Purchases and Grants Under the 1997 Plan."

     The following table shows information regarding option grants during the fiscal year ended May 30, 1997 for the Named Executive Officers.

                          Option Grants in Fiscal Year
                               Ended May 30, 1997

                                Individual Grants

 ----------------------------------------------------------------------------------------------------
                      Number of         % of Total
                     Securities    Options Granted
                     Underlying       to Employees     Exercise or                         Grant Date
                        Options             in the      Base Price            Expiration      Present
Name                    Granted      Fiscal Year(a)          ($/Sh)                 Date      Value(b)
----------------     ----------    ---------------     -----------     -----------------   ----------
David J. Johnson        421,053               100%          $19.00     February 14, 2007        $8.35

(a) These options were granted under the 1997 Plan, subject to Stockholder approval. The options become exercisable 20% per year over a five year period, with the first 20% becoming exercisable on February 14, 1998. See
     "Proposal III: Approval of 1997 Plan--Purchases and Grants Under the 1997
     Plan" for additional information regarding the terms of the options.
(b) Although the Company believes that it is not possible to place a value on an option, in accordance with the rules of the Securities and Exchange
     Commission, the Company has used a modified Black-Scholes model of option valuation to estimate grant date present value. The actual value realized, if any, may vary significantly from the values estimated by this model. Any future values realized will ultimately depend upon the excess of the stock price over the exercise price on the date the option is exercised. The assumptions used to estimate the grant date present value of this option were volatility (28%), risk-free rate of return (5.75%), dividend yield
     (0%), and time to exercise (7 years), with the resulting value reduced by 0% to reflect the risks of forfeiture and early termination of the options.

                 AGGREGATED OPTION EXERCISES IN 1997 FISCAL YEAR
                     AND 1997 FISCAL YEAR END OPTION VALUES

     The following table shows the number of shares acquired upon exercise of options, the value realized upon exercise of options and the unexercised options held as of May 30, 1997 by the persons named in Summary Compensation Table. There were no "in-the-money" options outstanding on May 30, 1997.

                                                                                    Number of Unexercised
                                                                                 Options at May 31, 1997 (#)
                                          Shares Acquired     Value             -----------------------------
Name                                        on Exercise(#)    Realized ($)(1)   Exercisable     Unexercisable
----------------------                    ---------------     --------------    -----------     -------------
David J. Johnson                                       --                 --             --           421,053
Sandra W. Scarr, Ph.D.                             46,400           $261,000             --                --
Philip L. Maslowe                                  50,000           $369,600             --                --

(1) The value realized represents the aggregate difference between the market value on the date of exercise and the applicable exercise price.


EMPLOYMENT AGREEMENTS AND SEVERANCE ARRANGEMENTS

     Pursuant to an agreement between KCLC Acquisition and Dr. Sandra W. Scarr (the "Scarr Letter Agreement"), as of the effective time of the Merger (the "Effective Time"), Dr. Scarr retired from her position as Chairman of the Board and Chief Executive Officer of the Company. Dr. Scarr continues to serve as a director of the Company following her retirement. In connection with the Scarr Letter Agreement, (i) she received a lump sum payment equal to a pro rata portion of her salary for the period from the Effective Time through June 15, 1997; (ii) the Company agreed to purchase her residence in the Montgomery, Alabama area for an amount up to $360,000 and to reimburse her for relocation expenses of up to $25,000; (iii) from the Effective Time until December 15, 1999, she will perform consulting, advisory and other services for the Company and will be subject to a non-competition covenant and (iv) in consideration of the services Dr. Scarr will be required to provide to the Company and her obligation not to complete with the Company, she will receive monthly payments of $36,666.67 from the Company for a period of 30 months beginning July 15, 1997. In addition, pursuant to the Scarr Letter Agreement, the Company will continue to provide certain medical, disability and life insurance coverage through December 15, 1998.

     Under the terms of an employment agreement between the Company and Mr. Maslowe, Mr. Maslowe received an amount equal to two times his annual base salary in effect on the date of termination, which amount is reflected in the Summary Compensation Table above. The Company is also obligated to continue to provide certain insurance and other benefits under Mr. Maslowe's employment agreement. In addition, the agreement contains (i) a confidentiality provision prohibiting Mr. Maslowe for a period of two years following termination of the agreement from disclosing, with certain exceptions, any confidential information obtained by him while employed by the Company and (ii) a noncompetition clause prohibiting Mr. Maslowe for a period of 12 months following termination of the agreement from competing with, owning, managing, or having any financial interest in any business which competes with the Company.

     Under the terms of an Employment Separation Agreement between the Company and Jerry B. Hill, the Company's former Vice President, Human Resources, the Company paid to Mr. Hill in a lump sum $96,300 and agreed to provide Mr. Hill with certain outplacement services. In consideration for such benefits, Mr. Hill executed a release in favor of the Company and agreed, subject to certain exceptions, not to disclose any confidential information obtained by him while employed by the Company.

     Effective April 1997, the Company adopted the KinderCare Transition Stay and Severance Plan to provide a severance benefit and stay bonus until separation of employment in connection with the relocation of KinderCare's corporate headquarters to Portland, Oregon. Under the plan, officers of the Company with less than ten years of service receive a severance benefit equal to six months' base salary and officers with ten years or more of service receive one year's base salary. In addition to the severance payment, employees receive a stay bonus equal to 25% of their monthly salary for each month worked from March 15, 1997 until their employment termination date. Officers are also eligible to receive certain outplacement benefits. The following executive officers named in the Summary Compensation Table have received or will receive severance and stay benefits under this plan: Rebecca S. Bryan, former Vice President, General Counsel and Corporate Secretary; William E. Bailey, former Vice President, Controller and Robert H. Fries, Vice President and Treasurer.

STOCKHOLDER RETURN ANALYSIS

     The following graph provides a comparison of the cumulative total returns of the Company, the Nasdaq Stock Market (U.S. Companies) and the Nasdaq Non-Financial Stocks for the period beginning on May 29, 1992 and ending on February 13, 1997 (assuming the investment of $100 in the Company's Common Stock, and reinvestment of all dividends). Following the Merger, the Common Stock was delisted from Nasdaq and has since been traded only in the over-the-counter market, in the "pink sheets" published by the National Quotation Bureau. An active trading market for the Common Stock has not existed since February 13, 1997.

     Total return calculations for the Nasdaq Stock Market (U.S. Companies) and the Nasdaq Non-Financial Stocks were prepared by the Center for Research in Security Prices.

[Graphic line chart depicting the Comparison of Five-Year Cumulative Total
 Returns

                                          May 29,   May 28,   May 31,   May 31,   May 31,   May 30,
                                            1992      1993      1994      1995      1996      1997
                                         -------   -------   -------   -------   -------   -------
 KinderCare Learning Centers, Inc.         100.0     392.3     370.1     392.3     440.4     558.9
 Nasdaq Stock Market (U.S. Companies)      100.0     120.3     126.6     150.6     219.0     246.7
 Nasdaq Non-Financial Stocks               100.0     118.3     121.5     145.5     213.4     231.6]

CERTAIN TRANSACTIONS

     KKR-KLC L.L.C. and certain affiliated entities beneficially own approximately 83.6% of the Company's outstanding shares of Common Stock. The members of KKR-KLC L.L.C., are Messrs. Henry R. Kravis, George R. Roberts, Robert I. MacDonnell, Paul E. Raether, Michael W. Michelson, Michael T. Tokarz, James H. Greene, Jr., Perry Golkin, Clifton S. Robbins, Scott M. Stuart and Edward A. Gilhuly. Messrs. Kravis, Roberts and Robbins are also directors of the Company, as is Mr. Nils P. Brous who is a limited partner of KKR Associates
(KLC). Each of the members of KKR-KLC L.L.C. is also a member of the limited liability company which serves as the general partner of KKR and Mr. Brous is an executive of KKR. KKR, an affiliate of the Partnership and KKR-KLC L.L.C., received a fee of $8.0 million in cash for negotiating the Merger and arranging the financing therefor, plus the reimbursement of its expenses in connection therewith. From time to time in the future, KKR may receive customary investment banking fees for services rendered to the Company in connection with divestitures, acquisitions and certain other transactions. KKR has received $312,500 in fees from the Company for management, consulting and financial services rendered to the Company during the 1997 fiscal year.

     The Partnership has the right, under certain circumstances and subject to certain conditions, to require the Company to register under the Securities Act shares of Common Stock held by it pursuant to a registration rights agreement entered into in connection with the Merger and certain stockholders' agreements. Such registration rights will generally be available to the Partnership until registration under the Securities Act is no longer required to enable it to resell the Common Stock owned by it. Such registration rights agreement provides, among other things, that the Company will pay all expenses in connection with the first six registrations requested by the Partnership and in connection with any registration commenced by the Company as a primary offering. In addition, Oaktree has the right, under certain circumstances and subject to certain conditions, to participate in any registration process, and other Stockholders besides the Partnership and Oaktree, including certain members of management, may be allowed to participate in any registration process, subject to certain conditions and exceptions.

     During fiscal 1997, the Company paid a consulting fee of $200,000 to David
J. Johnson for consulting services rendered prior to and in connection with the Merger.

     The spouse of Ms. Rebecca S. Bryan, the Company's former Vice President, General Counsel and Secretary, is a partner in a law firm that received $68,996 in fees from the Company for legal services rendered during the 1997 fiscal year. The Company and the law firm have negotiated an hourly billing rate which was approved by the Audit Committee of the Board of Directors and ratified by the Board.

                                   PROPOSAL II

                      RATIFICATION OF SELECTION OF AUDITORS

     At the Annual Meeting, Stockholders will be asked to ratify the selection of Deloitte & Touche LLP as independent certified public accountants of the Company for the current fiscal year. The Board of Directors recommends that the Stockholders ratify such selection of Deloitte & Touche LLP.

     Deloitte & Touche LLP, independent certified public accountants, have audited the financial statements of the Company for the fiscal year ended May 30, 1997. Representatives of Deloitte & Touche LLP are expected to attend this meeting, will be afforded the opportunity to make a statement, if they desire, and will be available to respond to appropriate questions.

     On April 14, 1997, the Company dismissed KPMG Peat Marwick LLP as its independent accountants. The reports of KPMG Peat Marwick LLP on the financial statements for the past two years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. The Company's Audit Committee participated in and approved the decision to change independent accountants.

     In connection with its audit for the two most recent fiscal years and through April 14, 1997, there were no disagreements with KPMG Peat Marwick LLP on any matter of accounting principle or practice, financial statements disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG Peat Marwick LLP, would have caused them to make reference in their report on the financial statements for such years. Representatives of KPMG Peat Marwick LLP are not expected to attend the Annual Meeting.

     The Company engaged Deloitte & Touche LLP as its new independent accountants as of April 14, 1997. During the two most recent years and through April 14, 1997, the Company has not consulted with Deloitte & Touche LLP on items which concerned the subject matter of a disagreement or reportable event with the former auditor (as described in Regulation S-K Item 304(a)(2)).

                                  PROPOSAL III

                              APPROVAL OF 1997 PLAN

     At the Annual Meeting, Stockholders will be also asked to consider and approve the 1997 Stock Purchase and Option Plan for Key Employees. Certain provisions of the 1997 Plan are summarized below. The complete text of the Plan is attached to this proxy statement as Appendix A.

THE PLAN

     Under the terms of the 1997 Plan, the Company may grant incentive awards ("Grants") to employees of, or other persons having a unique relationship to, the Company or one of its subsidiaries. Grants may be in the form of "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), other stock options, stock appreciation rights, restricted stock, purchase stock, dividend equivalent rights or other stock-based grants or any combination thereof. The Board of Directors of the Company adopted and approved the Plan as of February 14, 1997 and reserved 2,500,000 shares of Common Stock for purposes of the Plan.

     Purposes of the Plan

     The purposes of the Plan are:

     (1) to promote the long term financial interests and growth of the Company and its subsidiaries by attracting and retaining management personnel with the training, experience and ability to enable them to make a substantial contribution to the success of the Company's business;

     (2) to motivate management personnel by means of growth-related incentives to achieve long range goals; and

     (3) to further the identity of interests of participants with those of the Stockholders of the Company through opportunities for increased stock, or stock-based, ownership in the Company.

     The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, and it is not intended to be qualified under
Section 401(a) of the Code.

     Eligibility

     Grants may be awarded to employees of, or other persons having a relationship with, the Company or any of its subsidiaries ("Participants"). No Grants may be made under the Plan to non-employee directors of the Company or its subsidiaries. "Employees" are persons, including officers, in the regular full-time employment of the Company or any of its subsidiaries who, in the opinion of the Compensation Committee of the Board of Directors (the "Committee"), are, or are expected to be, primarily responsible for the management, growth or protection of some part or all of the business of the Company.

     Administration of the Plan

     The Committee conducts the general administration of the Plan in accordance with the Plan's provisions. The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under the Plan subject to such conditions and limitations as the Committee shall prescribe, except that only the Committee may designate and make Grants to Participants who are subject to Section 16 of the Securities Exchange Act of 1934.

     The Committee may from time to time make Grants under the Plan to Participants in such form and having such terms, conditions and limitations as the Committee may determine, subject to the provisions of the Plan. The terms, conditions and limitations of each Grant under the Plan are set forth in an agreement (the "Grant Agreement"). The Committee has the authority to make such amendments to any terms and conditions applicable to outstanding Grants as are consistent with the Plan; provided that, except for adjustments under the adjustment provisions discussed below, no such action shall modify such Grant in a manner adverse to the Participant without the Participant's consent except as such modification is provided for or contemplated in the terms of the Grant.

     Securities Offered Pursuant to the Plan

     The total number of shares of Common Stock available for grants under the Plan is 2,500,000 shares of Common Stock. The number of shares of Common Stock subject to grants under the Plan to any one Participant may not exceed 1,000,000 shares. Unless restricted by applicable law, shares of Common Stock related to Grants that are forfeited, terminated, canceled or expire unexercised will immediately become available for other Grants.

     In the event of any change in the outstanding Common Stock by reason of a stock split, spin-off, stock dividend, stock combination or reclassification, recapitalization or merger, change of control, or similar event, the Committee may adjust appropriately the number of shares of Common Stock subject to the Plan and available for or covered by Grants and prices per share of Common Stock related to outstanding Grants and make such other revisions to outstanding Grants as it deems are equitably required.

     In its discretion, and on such terms and conditions as it deems appropriate, the Committee may provide that stock options or stock-based grants cannot be exercised after a merger or certain other transactions involving the Company and may provide a period prior to such event for participants to exercise all awards and may provide that any stock options or stock-based grants shall be exercisable only for a different kind and amount of securities or other property, receivable as a result of such event by the holder of a number of shares of stock for which such stock option or stock-based grant could have been exercised immediately prior to such event.

     Grants

     Grants may be made singly, in combination or in tandem. Grants may take the form of incentive stock options, other stock options, stock appreciation rights, restricted stock, purchase stock, dividend equivalent rights or other stock-based grants.

     "Incentive Stock Options" are stock options within the meaning of Section 422 of the Code to purchase Common Stock. In addition to other restrictions contained in the Plan and the Code, an Incentive Stock Option (i) may not be exercised more than ten years after the date it is granted, (ii) may not have an option price less than the fair market value of Common Stock on the date the option is granted, and (iii) must otherwise comply with Section 422 of the Code. The maximum aggregate fair market value of Common Stock (determined at the time of each Grant) with respect to which any Participant may first exercise Incentive Stock Options under the Plan and any Incentive Stock Options granted to the Participant for such year under any plans of the Company or any of its subsidiaries in any calendar year is $100,000. Payment of the option price must be made in cash or in shares of Common Stock, or a combination thereof, in accordance with the terms of the Plan, the Grant Agreement and any applicable guidelines of the Committee in effect at the time.

     "Other Stock Options" or "Non-Qualified Options" are options to purchase Common Stock which are not designated by the Committee as "Incentive Stock Options". At the time of the Grant the Committee will determine the option price and such other conditions or restrictions on the grant or exercise of the Option as the Committee deems appropriate, which may include the requirement that the grant of options is predicated on the acquisition of Purchase Stock by the optionee. In addition to other restrictions contained in the Plan, a Non-Qualified Option (i) may not be exercised more than 10 years after the date it is granted and (ii) may not have an option exercise price less than 50% of the fair market value of Common Stock on the date the option is granted.

     "Stock Appreciation Rights" or "SARS" are rights that on exercise entitle the holder to receive the excess of (i) the fair market value of a share of Common Stock on the date of exercise over (ii) the fair market value on the date of Grant (the "base value") multiplied by (iii) the number of rights exercised in cash, stock or a combination thereof as determined by the Committee. Stock Appreciation Rights granted under the Plan may, but need not be, granted in conjunction with an option. The Committee, in the Grant Agreement or by other Plan rules, may impose such conditions or restrictions on the exercise of Stock Appreciation Rights as it deems appropriate, and may terminate, amend or suspend such Stock Appreciation Rights at any time. No Stock Appreciation Right granted under the Plan may be exercised less than six months or more than 10-years after the date it is granted except in the event of death or disability of a Participant.

     "Restricted Stock" is Common Stock delivered to a Participant with or without payment of consideration with restrictions or conditions on the Participant's right to transfer or sell such stock; provided that the price of any Restricted Stock delivered for consideration and not as bonus stock may not be less than 50% of the fair market value of Common Stock on the date such Restricted Stock is granted or the price of such Restricted Stock may be the par value. If a Participant irrevocably elects in writing in the calendar year preceding a Grant of Restricted Stock, dividends paid on the Restricted Stock granted may be paid in shares of Restricted Stock equal to the cash dividend paid on Common Stock. The number of shares of Restricted Stock and the restrictions or conditions on such shares will be as the Committee determines, in the Grant Agreement, and the certificate for the restricted Stock will bear evidence of the restrictions or conditions. No Restricted Stock may have a restriction period of less than six months, other than in the case of death or disability.

     "Purchase Stock" are shares of Common Stock offered to a Participant at such price as determined by the Committee, the acquisition of which will make the Participant eligible to receive a Grant under the Plan, including, but not limited to Other Stock Options; provided that the price of such Purchase Stock may not be less than 50% of the fair market value of the Common Stock on the date such shares of Purchase Stock are offered.

     "Dividend Equivalent Rights" are rights to receive cash payments from the Company at the same time and in the same amount as any cash dividends paid on an equal number of shares of Common Stock to Stockholders of record during the period such rights are effective. The Committee, in the Grant Agreement or by other Plan rules, may impose such restrictions and conditions on the Dividend Equivalent Rights, including the date such rights will terminate, as it deems appropriate and may terminate, amend or suspend such Dividend Equivalent Rights at any time.

     The Committee may make "Other Stock-Based Grants" under the Plan pursuant to which shares of Common Stock (which may, but need not, be shares of Restricted Stock) are or may in the future be acquired, or Grants denominated in stock units, including Grants valued using measures other than market value. Other Stock-Based Grants may be granted with or without consideration; provided, however, that the price of any such Grant made for consideration that provides for the acquisition of shares of Common Stock or other equity securities of the Company may not be less than 50% of the fair market value of the Common Stock or such other equity securities on the date of grant of such Grant.

     Under the terms of the Plan, "fair market value" means such value of a share of Common Stock as reported for stock exchange transactions and/or determined in accordance with any applicable resolutions or regulations of the Committee in effect at the relevant time.

     The Committee may make Grants to employees who are subject to the laws of nations other than the United States, which Grants may have terms and conditions that differ from the terms thereof as provided elsewhere in the Plan for the purpose of complying with foreign laws.

     Rights in the Event of Death or Termination of Employment or Change of Control

     Grant Agreements will contain provisions dealing with the treatment of Grants in the event of the termination, death or disability of a Participant and may include provisions concerning the treatment of Grants in the event of a change of control of the Company.

     The Plan provides that nothing contained therein shall affect the right of the Company to terminate any Participant's employment at any time or for any reason.

     Amendment and Termination of the Plan

     The Board may amend, suspend or terminate the Plan at any time.

CERTAIN FEDERAL INCOME TAX MATTERS

     With respect to the United States federal income tax consequences of the Plan, the Company has been advised as follows:

     Incentive Stock Options. Under federal income tax law currently in effect, the optionee will recognize no income upon grant or exercise of the Incentive Stock Options. If an employee exercises an Incentive Stock Option and does not dispose of any of the option shares within two years following the date of grant and within one year following the date of exercise, then the gain will be realized upon subsequent disposition of the shares. If an employee disposes of shares acquired upon exercise of an Incentive Stock Option before the expiration of either the one-year holding period or the two-year waiting period, any amount realized will be taxable for federal income tax purposes in the year of such disqualifying disposition to the extent that the lesser of the fair market value of the shares on the exercise date or the fair market value of the shares on the date of disposition exceeds the exercise price. The Company will not be allowed any deduction for federal income tax purposes at either the time of the grant or exercise of an Incentive Stock Option. Subject to Section 162(m) of the Code (as described below) upon any disqualifying disposition by an employee, the Company will be entitled to a deduction to the extent the employee realized income.

     Non-Qualified Stock Options. Non-Qualified Stock Options will be treated as nonstatutory stock options for federal income tax purposes. Under federal income tax law presently in effect, no income is realized by the grantee of a Non-Qualified Stock Option pursuant to the Plan until the option is exercised. At the time of exercise of a nonstatutory stock option, the optionee will realize income, and, subject to Section 162(m) of the Code, the Company will be entitled to a deduction, in the amount by which the market value of the shares subject to the option at the time of exercise exceeds the exercise price. Upon the sale of shares acquired upon exercise of a nonstatutory stock option, the excess of the amount realized from the sale over the market value of the shares on the date of exercise will be taxable.

     Stock Appreciation Rights. Amounts received by the Participant upon the exercise of Stock Appreciation Rights are taxed at ordinary rates when received. The Company is generally allowed an income tax deduction equal to the amount recognized as ordinary income by the Participant.

     Other Stock-Based Awards. A Participant who receives stock in connection with the performance of services will generally realize taxable income at the time of receipt unless the shares are substantially nonvested for purposes of
Section 83 of the Code. Absent an election under Section 83(b), an employee who receives substantially nonvested stock in connection with performance of services will realize taxable income in each year in which a portion of the shares substantially vest. The Company will be entitled to a tax deduction in the amount includable as income by the participant at the same time or times as the employee recognizes income with respect to the shares.

     Compliance with Section 162(m). The Plan is intended to allow certain Incentive Stock sOptions, Other Stock Options, Stock Appreciation Rights and Other Stock Based Awards granted under the Plan to be treated as qualified performance-based compensation under Section 162(m) of the Code. The Committee may, however, from time to time award compensation that is not deductible under
Section 162(m) of the Code.

PURCHASES AND GRANTS UNDER THE PLAN

     Under the Plan, the Company and David Johnson executed (i) a Stockholder's Agreement, pursuant to which, among other things, Mr. Johnson purchased 157,895 shares of Common Stock (the "Management Shares") at a purchase price of $19.00 per share and (ii) a Non-Qualified Stock Option Agreement, pursuant to which Mr. Johnson was granted Non-Qualified Options to purchase, at a price of $19.00 per share, up to 421,053 shares of Common Stock. The options vest 20% per year over the five year period following the award date. Vesting ceases upon termination of employment; however, options vest in full upon death or disability. The options expire upon the earlier of (i) 10 years following the grant date, (ii) the first anniversary of death or disability or retirement, (iii) a specified period following any termination of employment other than for cause, (iv) termination for cause and (v) the date of any merger or certain other transactions. Exercisability of options will accelerate upon a change of control of the Company. The Company expects to enter into similar agreements relating to approximately 16 other officers of the Company, covering a total of approximately 135,000 shares to be purchased at $19.00 per share and approximately 337,000 option shares with an exercise price of $19.00 per share. Of those shares, current executive officers are expected to receive approximately 95,000 shares to be purchased at $19.00 per share and approximately 238,000 option shares with an exercise price of $19.00 per share. As of September 15, 1997, the market price of the Common Stock, as reported in the over-the-counter market "pink sheets" was $19.25.


RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors recommends approval of the Plan.


                              STOCKHOLDER PROPOSALS

     Any proposal which a Company Stockholder intends to be presented at the next Annual Meeting of Stockholders to be held in 1998 must be received by the Company on or before June 25, 1998. Only proper proposals which are timely received will be included in the Proxy Statement and Proxy.

            BENEFICIAL OWNERSHIP REPORTING--SECTION 16(a) COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Officers, directors and greater than ten percent beneficial owners are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that during the 1997 fiscal year all of its officers and directors complied with all applicable filing requirements except that Initial Statements of Beneficial Ownership on Form 3 were not timely filed for KKR-KLC L.L.C., KKR Associates
(KLC) and all persons other than David J. Johnson who became directors or officers following the Merger.


                                  OTHER MATTERS

Availability of Annual Report

     Accompanying this Proxy Statement is a copy of the Company's Annual Report to Stockholders for the fiscal year ended May 30, 1997.

Method and Cost of Soliciting Proxies

     The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by directors, officers or other employees of the Company, personally, or by telephone. The Company does not expect to pay any compensation for the solicitation of proxies, but may reimburse brokers, custodians or other persons holding stock in their names or in the names of nominees for their expenses in sending proxy materials to principals and obtaining their instructions.

                                                   APPENDIX A TO PROXY STATEMENT

                                                                   PLAN DOCUMENT


                       1997 STOCK PURCHASE AND OPTION PLAN
                              FOR KEY EMPLOYEES OF
               KINDERCARE LEARNING CENTERS, INC. AND SUBSIDIARIES


1.   Purpose of Plan

     The 1997 Stock Purchase and Option Plan for Key Employees of KinderCare Learning Centers, Inc. and Subsidiaries (the "Plan") is designed:

     (a) to promote the long term financial interests and growth of KinderCare Learning Centers, Inc. (the "Corporation") and its subsidiaries by attracting and retaining management personnel with the training, experience and ability to enable them to make a substantial contribution to the success of the Corporation's business;

     (b) to motivate management personnel by means of growth-related incentives to achieve long range goals; and

     (c) to further the identity of interests of participants with those of the stockholders of the Corporation through opportunities for increased stock, or stock-based, ownership in the Corporation.

2.   Definitions

     As used in the Plan, the following words shall have the following meanings:

     (a) "Grant" means an award made to a Participant pursuant to the Plan and described in Paragraph 5.

     (b) "Grant Agreement" means an agreement between the Corporation and a Participant that sets forth the terms, conditions and limitations applicable to a Grant.

     (c) "Board of Directors" means the Board of Directors of the Corporation.

     (d) "Committee" means the Compensation Committee of the Board of Directors.

     (e) "Common Stock" or "Share" means common stock of the Corporation which may be authorized but unissued, or issued and reacquired.

     (f) "Employee" means a person, including an officer, in the regular full-time employment of the Corporation or one of its Subsidiaries who, in the opinion of the Committee, is, or is expected, to be primarily responsible for the management, growth or protection of some part or all of the business of the Corporation.

     (g) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (h) "Fair Market Value" means such value of a Share as reported for stock exchange transactions and/or determined in accordance with any applicable resolutions or regulations of the Committee in effect at the relevant time.

     (i) "Participant" means an Employee, or other person having a unique relationship with the Corporation or one of its Subsidiaries, to whom one or more Grants have been made and such Grants have not all been forfeited or terminated under the Plan; provided, however, that a non-employee director of the Corporation or one of its Subsidiaries may not be a Participant.

     (j) "Stock-Based Grants" means the collective reference to the grant of Stock Appreciation Rights, Dividend Equivalent Rights, Restricted Stocks and Other Stock Based Grants.

     (k) "Stock Options" means the collective reference to "Incentive Stock Options" and "Other Stock Options".

     (l) "Subsidiary" means any corporation other than the Corporation in an unbroken chain of corporations beginning with the Corporation if each of the corporations other than the last corporation in the unbroken chain owns 50% or more of the voting stock in one of the other corporations in such chain.

3.   Administration of Plan

     (a) The Plan shall be administered by the Committee. The members of the Committee shall qualify to administer the Plan for purposes of Rule 16b-3 (and any other applicable rule) promulgated under Section 16(b) of the Exchange Act to the extent that the Corporation is subject to such rule. The Committee may adopt its own rules of procedure, and the action of a majority of the Committee, taken at a meeting or taken without a meeting by a writing signed by such majority, shall constitute action by the Committee. The Committee shall have the power and authority to administer, construe and interpret the Plan, to make rules for carrying it out and to make changes in such rules. Any such interpretations, rules, and administration shall be consistent with the basic purposes of the Plan.

     (b) The Committee may delegate to the Chief Executive Officer and to other senior officers of the Corporation its duties under the Plan subject to such conditions and limitations as the Committee shall prescribe except that only the Committee may designate and make Grants to Participants who are subject to
Section 16 of the Exchange Act.

     (c) The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Corporation, and the officers and directors of the Corporation shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, the Corporation and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Grants, and all members of the Committee shall be fully protected by the Corporation with respect to any such action, determination or interpretation.

4.   Eligibility

     The Committee may from time to time make Grants under the Plan to such Employees, or other persons having a relationship with Corporation or any of its Subsidiaries, and in such form and having such terms, conditions and limitations as the Committee may determine. No Grants may be made under this Plan to non-employee directors of Corporation or any of its Subsidiaries. Grants may be granted singly, in combination or in tandem. The terms, conditions and limitations of each Grant under the Plan shall be set forth in a Grant Agreement, in a form approved by the Committee, consistent, however, with the terms of the Plan; provided, however, that such Grant Agreement shall contain provisions dealing with the treatment of Grants in the event of the termination, death or disability of a Participant, and may also include provisions concerning the treatment of Grants in the event of a change of control of Corporation.

5.   Grants

     From time to time, the Committee will determine the forms and amounts of Grants for Participants. Such Grants may take the following forms in the Committee's sole discretion:

     (a) Incentive Stock Options - These are stock options within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), to purchase Common Stock. In addition to other restrictions contained in the Plan, an option granted under this Paragraph 5(a), (i) must be granted within ten years from the earlier of (A) the date the Plan is adopted and (B) the date the Plan is approved by the stockholders, (ii) may not be exercised more than 10 years after the date it is granted, (iii) may not have an option price less than the Fair Market Value of Common Stock on the date the option is granted, (iv) must otherwise comply with Code Section 422 and (v) must be designated as an "Incentive Stock Option" by the Committee. The maximum aggregate Fair Market Value of Common Stock (determined at the time of each Grant) with respect to which any Participant may first exercise Incentive Stock Options under this Plan and any

Incentive Stock Options granted to the Participant for such year under any plans of the Corporation or any Subsidiary in any calendar year is $100,000. Payment of the option price shall be made in cash or in shares of Common Stock, or a combination thereof, in accordance with the terms of the Plan, the Grant Agreement, and of any applicable guidelines of the Committee in effect at the time.

     (b) Other Stock Options - These are options to purchase Common Stock which are not designated by the Committee as "Incentive Stock Options". At the time of the Grant the Committee shall determine, and shall have contained in the Grant Agreement or other Plan rules, the option exercise period, the option price, and such other conditions or restrictions on the grant or exercise of the option as the Committee deems appropriate, which may include the requirement that the grant of options is predicated on the acquisition of Purchase Shares under Paragraph 5(e) by the Optionee. In addition to other restrictions contained in the Plan, an option granted under this Paragraph 5(b), (i) may not be exercised more than 10 years after the date it is granted and (ii) may not have an option exercise price less than 50% of the Fair Market Value of Common Stock on the date the option is granted. Payment of the option price shall be made in cash or in shares of Common Stock, or a combination thereof, in accordance with the terms of the Plan and of any applicable guidelines of the Committee in effect at the time.

     (c) Stock Appreciation Rights - These are rights that on exercise entitle the holder to receive the excess of (i) the Fair Market Value of a share of Common Stock on the date of exercise over (ii) the Fair Market Value on the date of Grant (the "base value") multiplied by (iii) the number of rights exercised as determined by the Committee. Stock Appreciation Rights granted under the Plan may, but need not be, granted in conjunction with an Option under Paragraph 5(a) or 5(b). The Committee, in the Grant Agreement or by other Plan rules, may impose such conditions or restrictions on the exercise of Stock Appreciation Rights as it deems appropriate, and may terminate, amend, or suspend such Stock Appreciation Rights at any time. No Stock Appreciation Right granted under this Plan may be exercised less than 6 months or more than 10 years after the date it is granted except in the event of death or disability of a Participant. To the extent that any Stock Appreciation Right that shall have become exercisable, but shall not have been exercised or cancelled or, by reason of any termination of employment, shall have become non-exercisable, it shall be deemed to have been exercised automatically, without any notice of exercise, on the last day of which it is exercisable, provided that any conditions or limitations on its exercise are satisfied (other than (i) notice of exercise and (ii) exercise or election to exercise during the period prescribed) and the Stock Appreciation Right shall then have value. Such exercise shall be deemed to specify that the holder elects to receive cash and that such exercise of a Stock Appreciation Right shall be effective as of the time of automatic exercise.

     (d) Restricted Stock - Restricted Stock is Common Stock delivered to a Participant with or without payment of consideration with restrictions or conditions on the Participant's right to transfer or sell such stock; provided that the price of any Restricted Stock delivered for consideration and not as bonus stock may not be less than 50% of the Fair Market Value of Common Stock on the date such Restricted Stock is granted or the price of such Restricted Stock may be the par value. If a Participant irrevocably elects in writing in the calendar year preceding a Grant of Restricted Stock, dividends paid on the Restricted Stock granted may be paid in shares of Restricted Stock equal to the cash dividend paid on Common Stock. The number of shares of Restricted Stock and the restrictions or conditions on such shares shall be as the Committee determines and shall be set forth in the Grant Agreement, and the certificate for the Restricted Stock shall bear evidence of the restrictions or conditions. No Restricted Stock may have a restriction period of less than 6 months, other than in the case of death or disability.

     (e) Purchase Stock - Purchase Stock are shares of Common Stock offered to a Participant at such price as determined by the Committee, the acquisition of which will make the Participant eligible to receive under the Plan, including, but not limited to, Other Stock Options; provided, however, that the price of such Purchase Shares may not be less than 50% of the Fair Market Value of the Common Stock on the date such shares of Purchase Stock are offered.

     (f) Dividend Equivalent Rights - These are rights to receive cash payments from the Corporation at the same time and in the same amount as any cash dividends paid on an equal number of shares of Common Stock to shareholders of record during the period such rights are effective. The Committee, in the Grant Agreement or by other Plan rules, may impose such restrictions and conditions on the Dividend Equivalent Rights, including the date such rights will terminate, as it deems appropriate, and may terminate, amend, or suspend such Dividend Equivalent Rights at any time.

     (g) Other Stock-Based Grants - The Committee may make other Grants under the Plan pursuant to which shares of Common Stock (which may, but need not, be shares of Restricted Stock pursuant to Paragraph 5(d)), are or may in the future be acquired, or Grants denominated in stock units, including ones valued using measures other than market value. Other Stock-Based Grants may be granted with or without consideration; provided, however, that the price of any such Grant made for consideration that provides for the acquisition of shares of Common Stock or other equity securities of the Corporation may not be less than 50% of the Fair Market Value of the Common Stock or such other equity securities on the date of grant of such Grant. Such Other Stock-Based Grants may be made alone, in addition to or in tandem with any Grant of any type made under the Plan and must be consistent with the purposes of the Plan.

6.   Limitations and Conditions

     (a) The number of Shares available for Grants under this Plan shall be 2,500,000 shares of the authorized Common Stock as of the effective date of the Plan. The number of Shares subject to Grants under this Plan to any one Participant shall not be more than 1,000,000 shares. Unless restricted by applicable law, Shares related to Grants that are forfeited, terminated, cancelled or expire unexercised, shall immediately become available for Grants.

     (b) At the time a Grant is made or amended or the terms or conditions of a Grant are changed, the Committee may provide for limitations or conditions on such Grant.

     (c) Nothing contained herein shall affect the right of the Corporation to terminate any Participant's employment at any time or for any reason.

     (d) Deferrals of Grant payouts may be provided for, at the sole discretion of the Committee, in the Grant Agreements.

     (e) Except as otherwise prescribed by the Committee, the amounts of the Grants for any employee of a Subsidiary, along with interest, dividend, and other expenses accrued on deferred Grants shall be charged to the Participant's employer during the period for which the Grant is made. If the Participant is employed by more than one Subsidiary or by both the Corporation and a Subsidiary during the period for which the Grant is made, the Participant's Grant and related expenses will be allocated between the companies employing the Participant in a manner prescribed by the Committee.

     (f) Other than as specifically provided with regard to the death of a Participant, or as specifically provided in a Grant Agreement or by the Committee, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so shall be void. No such benefit shall, prior to receipt thereof by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the Participant.

     (g) Participants shall not be, and shall not have any of the rights or privileges of, stockholders of the Corporation in respect of any Shares purchasable in connection with any Grant unless and until certificates representing any such Shares have been issued by the Corporation to such Participants.

     (h) No election as to benefits or exercise of Stock Options, Stock Appreciation Rights, or other rights may be made during a Participant's lifetime by anyone other than the Participant except by a legal representative appointed for or by the Participant, or as specifically provided in a Grant Agreement.

     (i) Absent express provisions to the contrary, any grant under this Plan shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Corporation or its Subsidiaries and shall not affect any benefits under any other benefit plan of any kind or subsequently in effect under which the availability or amount of benefits is related to level of compensation. This Plan is not a "Retirement Plan" or "Welfare Plan" under the Employee Retirement Income Security Act of 1974, as amended.

     (j) Unless the Committee determines otherwise, no benefit or promise under the Plan shall be secured by any specific assets of the Corporation or any of its Subsidiaries, nor shall any assets of the Corporation or any of its Subsidiaries be designated as attributable or allocated to the satisfaction of the Corporation's obligations under the Plan.

7.   Transfers and Leaves of Absence

     For purposes of the Plan, unless the Committee determines otherwise: (a) a transfer of a Participant's employment without an intervening period of separation among the Corporation and any Subsidiary shall not be deemed a termination of employment, and (b) a Participant who is granted in writing a leave of absence shall be deemed to have remained in the employ of the Corporation during such leave of absence.

8.   Adjustments

     In the event of any change in the outstanding Common Stock by reason of a stock split, spin-off, stock dividend, stock combination or reclassification, recapitalization or merger, change of control, or similar event, the Committee may adjust appropriately the number of Shares subject to the Plan and available for or covered by Grants and Share prices related to outstanding Grants and make such other revisions to outstanding Grants as it deems are equitably required.

9.   Merger, Consolidation, Exchange, Acquisition, Liquidation or Dissolution

     In its absolute discretion, and on such terms and conditions as it deems appropriate, coincident with or after the grant of any Stock Option or any Stock-Based Grant, the Committee may provide that such Stock Option or Stock-Based Grant cannot be exercised after the merger or consolidation of the Corporation into another corporation, the exchange of all or substantially all of the assets of the Corporation for the securities of another corporation, the acquisition by another corporation of 80% or more of the Corporation's then outstanding shares of voting stock or the recapitalization, reclassification, liquidation or dissolution of the Corporation, and if the Committee so provides, it shall, on such terms and conditions as it deems appropriate in its absolute discretion, also provide, either by the terms of such Stock Option or Stock-Based Grant or by a resolution adopted prior to the occurrence of such merger, consolidation, exchange, acquisition, recapitalization, reclassification, liquidation or dissolution, that, for some period of time prior to such event, such Stock Option or Stock-Based Grant shall be exercisable as to all shares subject thereto, notwithstanding anything to the contrary herein (but subject to the provisions of Paragraph 6(b)) and that, upon the occurrence of such event, such Stock Option or Stock-Based Grant shall terminate and be of no further force or effect; provided, however, that the Committee may also provide, in its absolute discretion, that even if the Stock Option or Stock-Based Grant shall remain exercisable after any such event, from and after such event, any such Stock Option or Stock-Based Grant shall be exercisable only for the kind and amount of securities and/or other property, or the cash equivalent thereof, receivable as a result of such event by the holder of a number of shares of stock for which such Stock Option or Stock-Based Grant could have been exercised immediately prior to such event.

10.  Amendment and Termination

     The Committee shall have the authority to make such amendments to any terms and conditions applicable to outstanding Grants as are consistent with this Plan provided that, except for adjustments under Paragraph 8 or 9 hereof, no such action shall modify such Grant in a manner adverse to the Participant without the Participant's consent except as such modification is provided for or contemplated in the terms of the Grant.

     The Board of Directors may amend, suspend or terminate the Plan at any time from time to time.

11.  Foreign Options and Rights

     The Committee may make Grants to Employees who are subject to the laws of nations other than the United States, which Grants may have terms and conditions that differ from the terms thereof as provided elsewhere in the Plan for the purpose of complying with foreign laws.

12.  Withholding Taxes

     The Corporation shall have the right to deduct from any cash payment made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Corporation to deliver shares upon the exercise of an Option or Stock Appreciation Right, upon payment of Performance units or shares, upon delivery of Restricted Stock or upon exercise, settlement or payment of any Other Stock-Based Grant that the Participant pay to the Corporation such amount as may be requested by the Corporation for the purpose of satisfying any liability for such withholding taxes. Any Grant Agreement may provide that the Participant may elect, in accordance with any conditions set forth in such Grant Agreement, to pay a portion or all of such withholding taxes in shares of Common Stock.

13.  Effective Date and Termination Date

     The Plan shall be effective on and as of the date of its approval by the stockholders of the Corporation and shall continue until terminated by the Board of Directors pursuant to Paragraph 10.

PROXY
                        KINDERCARE LEARNING CENTERS, INC.

                              2400 Presidents Drive
                            Montgomery, Alabama 36116

                          825 NE Multnomah, Suite 1050
                             Portland, Oregon 97232


     The undersigned Stockholder of KinderCare Learning Centers, Inc. (the "Company"), hereby constitutes and appoints Beth A. Ugoretz and Eva M. Kripalani, or either one of them, each with full power of substitution, to vote the number of shares of common stock of the Company that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at Portland, Oregon, on November 11, 1997, at 9:00 a.m. local time, or at any adjournments thereof (the "Annual Meeting"), upon the proposals described in the Notice of Annual Meeting of Stockholders and Proxy Statement, both dated September 25, 1997, the receipt of which is acknowledged, in the manner specified below.

1. Election of Directors. To elect David J. Johnson, Nils P. Brous, Stephen A. Kaplan, Henry R. Kravis, Clifton S. Robbins, George R. Roberts and Sandra W. Scarr, Ph.D. to serve as directors until the 1998 Annual Meeting of Stockholders, or until their successors are elected and qualified.

                    [  ] FOR          [  ] WITHHOLD AUTHORITY

     To withhold authority to vote for any individual nominee(s), write the name(s) of the nominee(s) in the space provided:

                    -----------------------------------------

                    -----------------------------------------

                    -----------------------------------------

2. Ratification of Auditors: To ratify the selection of Deloitte & Touche LLP to serve as the independent auditors of the Company for the fiscal year ending May 29, 1998.

                 [  ] FOR       [  ] AGAINST       [  ] ABSTAIN

3. Approval of the 1997 Stock Purchase and Option Plan for Key Employees of KinderCare Learning Centers, Inc. and Subsidiaries.

                 [  ] FOR       [  ] AGAINST       [  ] ABSTAIN

     This Proxy, when properly executed, will be voted in the manner directed by the undersigned Stockholder. If no direction is made, this Proxy will be voted FOR Proposals 1, 2, and 3 and with discretionary authority on all other matters that may properly come before the Annual Meeting or any adjournment thereof.

     Please sign exactly as your name appears on your stock certificate and date. Where shares are held jointly, each Stockholder should sign. When signing as executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                  Shares Held:..................................

                                  ..............................................
                                  Signature of Stockholder

                                  ..............................................
                                  Signature of Other Stockholder

                                  Dated ________________________, 1997
                                            Month        Day


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
              KINDERCARE LEARNING CENTERS, INC. AND MAY BE REVOKED
                    BY THE STOCKHOLDER PRIOR TO ITS EXERCISE.